Exhibit 10.14
CONTRIBUTION AGREEMENT
BY AND AMONG
The members of Second Pidgeon LLC
as Contributors;
Asset Capital Corporation, L.L.C.
a Delaware limited liability company
as Contributor and Managing Member
AND
Asset Capital Corporation, Inc.
a Maryland Corporation,
as Acquirer

TABLE OF CONTENTS

ARTICLE I THE CONTRIBUTIONS		1

1.1	Contribution of Membership Interest	1
1.2	Consideration	1
1.3	Registration Rights	2

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS		2

2.1	Representations and Warranties of Acquirer	2
2.2	Representations and Warranties of Contributors	4
2.3	Representations and Warranties of Managing Member	6
2.4	Covenants of Acquirer	12
2.5	Covenants of Managing Member	13
2.6	Covenants of Contributors	13
2.7	Covenants Regarding Certain Tax Returns And Tax Information	14

ARTICLE III CONDITIONS PRECEDENT TO THE CLOSING		15

3.1	Conditions to Acquirer’s Obligations	15
3.2	Conditions to Contributors’ Obligations	16

ARTICLE IV CLOSING AND CLOSING DOCUMENTS		16

4.1	Closing	16
4.2	Contributors’ Deliveries	16
4.3	Acquirer’s Deliveries	17
4.4	Managing Member’s Deliveries	18
4.5	Fees and Expenses; Closing Costs	18
4.6	Adjustments	18

ARTICLE V MISCELLANEOUS		19

5.1	Notices	19
5.2	Entire Agreement; Modifications and Waivers; Cumulative Remedies	20
5.3	Exhibits	20
5.4	Successors and Assigns	20
5.5	Article Headings	20
5.6	Governing Law	21
5.7	Counterparts	21
5.8	Failure to Close	21
5.9	Survival	21
5.10	Severability	21
5.11	Attorneys’ Fees	21

EXHIBITS
A      Assignment and Assumption Agreement
B      Subscription Agreement
C      Disclosure Schedule
D      FIRPTA Certificate for Entity Contributor
E      FIRPTA Certificate for Individual Contributor

CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of this 23rd day of June, 2005 by and between the signatories to this Agreement, each an individual or entity as set forth on their respective signature page ( the “Contributors”); and Asset Capital Corporation, Inc., a Maryland corporation (“Acquirer”).
RECITALS
     A. Second Pidgeon LLC, a Virginia limited liability company (the “LLC”) is the owner of certain land located at 2 and 6 Pidgeon Hill Drive in Sterling, Virginia (the “Land”) and the office buildings and related improvements located thereon (the “Improvements”), which Land and Improvements (collectively, the “Property”) are more commonly known as the Pidgeon Hill II property.
     B. The Contributors are the record and beneficial owners of a certain percentage of membership interests in the LLC (the “Membership Interests”), such percentage interest of which is stated on each Contributor’s respective signature page attached hereto (the “Contributor’s Share”). Each Contributor desires to contribute all of its Membership Interests to Acquirer, on the terms and conditions hereinafter set forth.
     C. Acquirer desires to acquire the Membership Interests from the Contributors, on the terms and conditions hereinafter set forth.
AGREEMENT
     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
THE CONTRIBUTIONS
     1.1 Contribution of Membership Interest. Each Contributor agrees to contribute, transfer, assign and convey all of its Membership Interests to Acquirer, and Acquirer agrees to acquire and accept transfer of the Membership Interests pursuant to the terms and conditions set forth in this Agreement. The Membership Interest shall be transferred to Acquirer free and clear of any and all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, voting agreements, claims, and any other matters affecting title thereto other than as stated in or pursuant to the LLC’s operating agreement (the “LLC Operating Agreement”).
     1.2 Consideration. The total consideration (the “Consideration”) for which each Contributor agrees to contribute and assign the Membership Interests to Acquirer, and which Acquirer agrees to pay or deliver to the Contributors, subject to the terms of this Agreement, shall be either (i) the issuance to each Contributor of a number of shares of common stock of Acquirer (“Shares”) equal to (a) the amount of Sale Proceeds, as such term is defined in the LLC Operating Agreement, that such Contributor would be entitled to receive pursuant to Section 6.2 of the LLC Operating Agreement upon a hypothetical sale of the Property for a sale price of

$12,200,000 (the “Sale Price”), (b) divided by $10, which represents the expected price per share at which the common stock, $0.001 par value per share, (the “Common Stock”) of the Acquirer is being offered in the private placement of Common Stock that is described in the preliminary offering memorandum (the “Preliminary Offering Memorandum”) dated as of May 31, 2005 (the “Securities Offering”); provided, however that in the event the above-mentioned calculation results in the Contributor receiving fractional shares, no fractional shares of Common Stock will be issued and each Contributor that is entitled to receive a fractional share shall instead receive a cash payment equal to the dollar amount of any such fractional share, (ii) cash equal to the amount of Sale Proceeds, as such term is defined in the LLC Operating Agreement, that Contributor would be entitled to receive pursuant to Section 6.2 of the LLC Operating Agreement upon a hypothetical sale of the Property for the Sale Price or (iii) a combination of cash and shares of Common Stock equal to the Sale Proceeds. Each Contributor’s form of Consideration (i.e., Shares, cash or a combination thereof) and estimated amount of Consideration are stated on such Contributor’s respective signature page attached hereto. On the Closing Date (as defined below), the Consideration described above shall be delivered to each Contributor. The certificates evidencing the Shares, if any, will bear appropriate legends indicating that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).
     1.3 Registration Rights. Each Contributor that receives Shares as all or part of its consideration will be a beneficiary of the registration rights agreement entered into between the Acquirer and Friedman, Billings, Ramsey & Co., Inc. in connection with the Securities Offering (the “Registration Rights Agreement”). Each Contributor agrees to be bound by the terms and provisions of the registration rights agreement as if the same has been duly executed by the Contributor. A form of the registration rights agreement is attached as Annex V of the Preliminary Offering Memorandum related to the Securities Offering.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
     2.1 Representations and Warranties of Acquirer. Acquirer hereby represents and warrants unto the Contributors that the following statements are true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date:
          (a) Organization and Power. Acquirer is a corporation duly organized and validly existing under the laws of the State of Maryland, and has full right, power, and authority to conduct its business as presently proposed to be conducted, to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Acquirer of its obligations under this Agreement have been duly authorized by all requisite action of Acquirer and require no further action or approval of Acquirer or of any other individuals or entities to constitute this Agreement as a binding and enforceable obligation of Acquirer, assuming due authorization, execution and delivery of this Agreement by each of the Contributors, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and by general principles of equity. Acquirer is duly qualified to do business and is in good standing in each jurisdiction where such qualification is required.

          (b) Noncontravention. None of the entry into, the performance of, or the compliance with, this Agreement by Acquirer has resulted, or will result, in any violation of, default under, or the acceleration of, any obligation under the Acquirer’s articles of amendment and restatement, amended and restated bylaws, or any mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Acquirer.
          (c) Litigation. The Acquirer has not received any notice of, and there is no action, suit, claim, litigation, investigation or proceeding, pending or known to be threatened, against or affecting Acquirer or its assets and properties in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) would reasonably be expected to materially and adversely affect the business, financial position, or results of operations (a “Material Adverse Effect”) of Acquirer, or (iii) would reasonably be expected to materially and adversely affect the ability of Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.
          (d) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Acquirer has been obtained.
          (e) Shares Validly Issued. The Acquirer has authorized 200,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. The Shares, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and fully paid and nonassessable.
          (f) Bankruptcy with respect to Acquirer. No Act of Bankruptcy has occurred with respect to Acquirer. As used herein, “Act of Bankruptcy” shall mean if a party hereto shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any action for the purpose of effecting any of the foregoing.
          (g) Brokerage Commission. Acquirer has not engaged the services of, nor has it or will it or the Contributors become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by Acquirer. Acquirer hereby agrees to indemnify and hold the Contributors and their employees, directors, members, partners, affiliates and agents, if applicable, harmless against any claims, liabilities, damages or expenses arising out of a breach of this Section 2.1(g). This indemnification shall survive Closing or any termination of this Agreement.
          (h) No Material Misrepresentations. This Section 2.1 does not, as of the date of this Agreement, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in this Section 2.1, in the light of the circumstances under which they were made, not misleading.
          (i) Compliance with Laws. The Acquirer is not in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation that could not reasonably be expected to have a Material Adverse Effect.
     2.2 Representations and Warranties of Contributors. Each Contributor hereby represents and warrants unto Acquirer that each and every one of the following statements is true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date; provided, that the representations and warranties of each Contributor relate solely to such Contributor except where noted below:
          (a) Organization and Power. Each Contributor is duly organized, validly existing, and in good standing as an entity in the state as noted on its respective signature page, or is an individual residing in the state noted on his or her respective signature page. Each Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by each Contributor of its obligations hereunder have been duly authorized by all requisite action of each Contributor and require no further action or approval of each Contributor’s members, managers, partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of such Contributor, assuming due authorization, execution and delivery of this Agreement by the Acquirer and the other Contributors, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and by general principles of equity.
          (b) Noncontravention. None of the entry into, the performance of, or the compliance with, this Agreement by each Contributor has resulted, or will result, in any violation of, default under, or acceleration of, any obligation under any limited liability company agreement, operating agreement, regulation, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to such Contributor or to the Membership Interests.
          (c) Litigation. There is no action, suit, claim, or proceeding pending or threatened against or affecting each Contributor or the LLC in any court, or before any arbitrator, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) would reasonably be expected to have a Material Adverse Effect on such Contributor or the LLC, (iii) would reasonably be expected to materially and adversely affect the ability of such Contributor or the LLC to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (iv) would reasonably be expected to create a lien on the Membership Interests, any part thereof, or any interest therein, or (v) would reasonably be expected to adversely affect the Membership Interests, any part thereof, or any interest therein.
          (d) Good Title. (i) Each Contributor has good title to its Membership Interests on the date hereof and will have good title to its Membership Interests on the Closing Date, (ii) the Membership Interests on the date hereof is, and on the Closing Date will be, free and clear of all liens, encumbrances, pledges, voting agreements and security interests whatsoever, and (iii) each Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Membership Interests nor are there any agreements or understandings between such Contributor and any other person or entity with respect to the disposition of its Membership Interests other than as stated in or pursuant to the LLC Operating Agreement.
          (e) Patriot Act Representations. Each Contributor and, to the actual knowledge of such Contributor, any direct or indirect owner of the LLC or such Contributor, (i) are not included on any Government List, (ii) are not Persons who have been determined by competent authority to be subject to the prohibitions contained in the Presidential Executive Order No. 13224 or any other similar prohibitions contained in the rules and regulations of the OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) have not been indicted or convicted of any Patriot Act Offenses, or (iv) are not currently under investigation by any governmental authority for alleged criminal activity. For purposes of this Agreement, (i) “Government List” means (A) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (B) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (C) any similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America; (ii) “OFAC” means the Office of Foreign Asset Control, U.S. Department of the Treasury, (iii) “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws, and (iv) “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act and also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, any of the foregoing.
          (f) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with, any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by each Contributor has been obtained or will be obtained on or before the Closing Date.

          (g) Tax Matters. Each Contributor represents and warrants that it has had the opportunity to obtain from its own counsel advice regarding the tax consequences of (i) the transfer of its Membership Interests to Acquirer and the receipt of the Consideration as consideration therefor, and (ii) any other transaction contemplated by this Agreement. Each Contributor further represents and warrants that it has not relied on Acquirer or Acquirer’s representatives or counsel for such tax advice.
          (h) Bankruptcy. No Act of Bankruptcy has occurred with respect to each Contributor.
          (i) Brokerage Commission. Each Contributor has not engaged the services of, nor has it or will it or Acquirer become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by such Contributor. Each Contributor hereby agrees to indemnify and hold Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.
          (j) Default. To each Contributor’s actual knowledge, such Contributor is not in default under the LLC Operating Agreement.
     2.3 Representations and Warranties of Managing Member. Asset Capital Corporation, L.L.C. in its role as managing member of the LLC (the “Managing Member”) hereby represents and warrants unto Acquirer in addition to its representations and warranties made in its role as Contributor under Section 2.2 above that the following statements are true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:
          (a) Organization and Power. The Managing Member is duly organized, validly existing, and in good standing as a Delaware limited liability company and the LLC is duly organized, validly existing and in good standing as a Virginia limited liability company. The execution and delivery of this Agreement and the performance by the Managing Member of its obligations hereunder have been duly authorized by all requisite action of the Managing Member and require no further action or approval of the Managing Member’s members or managers or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Managing Member, assuming the authorization, execution and delivery of this Agreement by the Acquirer and the other Contributors, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and by general principles of equity.
          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Managing Member has resulted, or will result, in any violation of, default under, or acceleration of, any obligation under any limited liability company agreement, operating agreement, regulation, mortgage, deed of trust, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the LLC other than as stated in or pursuant to the LLC Operating Agreement.

          (c) Employee Matters. There are no labor disputes pending or, to the Managing Member’s knowledge, threatened against the LLC or the Property. To the Managing Member’s knowledge, the LLC is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and is not engaged in any unfair labor or unlawful employment practice. The LLC is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property and no such agreement exists with respect to the employees at the Property. Except as set forth in Section 2.3(c) of the Disclosure Schedule, no employee is entitled to receive annual compensation (including bonus) from the LLC in excess of $100,000.
          (d) No Undisclosed Liabilities. Except as disclosed in the Preliminary Offering Memorandum, the LLC does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) that are not adequately disclosed in the Preliminary Offering Memorandum, except liabilities and obligations that have been incurred in the ordinary course of business, consistent with the past practice of the LLC, and are not (singly or in the aggregate) material to the LLC taken as a whole.
          (e) Financial Statements; Accounting Systems. The LLC has delivered, or will deliver at Closing, to the Acquirer all of its financial statements and books and records. The financial statements have been prepared from, and are in accordance with, the books and records of the LLC, as applicable. Each balance sheet included in the financial statements (including the related notes and schedules) fairly and accurately presents the financial position of the LLC as of the date of such balance sheet, and each statement of income and cash flows included in the financial statements (including the related notes and schedules) fairly and accurately presents the results and operation and changes in cash flows, as the case may be, of the LLC as applicable for the periods set forth therein. The LLC makes and keeps books, records and accounts, which accurately and fairly reflect in reasonable detail the transactions and dispositions of the assets of the LLC, except where the failure to do so would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect.
          (f) Ownership of the Property. The LLC owns good and marketable fee simple title to the Property free and clear of all liens, encumbrances, covenants, restrictions, easements, rights of way, claims, rights and other matters whatsoever, other than the following (the “Permitted Exceptions”):
(i) utility and drainage easements of record which will not materially impair the value of the Property or the ability of Acquirer to use the same for Acquirer’s intended use;
(ii) zoning and building laws, ordinances, resolutions and regulations;
(iii) ad valorem real estate taxes and assessments for public improvements, in each case not due and payable;
(iv) any matter relating to title or survey not objected to by Acquirer;

(v) any title exception created directly by any act or omission of Acquirer or its representatives, agents, employees or invitees; and
(vi) the Loan Documents (as defined below).
     Except for those to be acquired by the Acquirer in connection with this Agreement, there are no rights to purchase, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or similar understandings of any kind outstanding (i) relating to any interest in the Property, or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the Property. The LLC does not have any commitment or legal obligation, absolute or contingent, to any other individual, corporation, limited liability company, partnership, trust or other entity (“Person”) other than the Acquirer to sell, sign, transfer or effect a sale of any right, title or interest in or to the Property.
          (g) Leases. The LLC holds the lessor’s interest under all leases, licenses, tenancies, possession agreements and occupancy agreements with the tenants of the Property (the “Leases”). A true and complete copy of all Leases have been made available to the Acquirer, together with copies of all of the following: (i) Lease files with histories, (ii) a rent roll certified as true, correct and complete by the Managing Member to Acquirer along with schedules reflecting any prepaid rents, rent concessions, security deposits, and nonrefundable fees and reports detailing any existing delinquencies in the payment of rentals, or defaults of any of the other terms or conditions under any of the Leases. To the Managing Member’s knowledge, all of such Leases are in full force and effect, except as indicated otherwise in Section 2.3(g) of the Disclosure Schedule, the LLC, as lessor under such Leases, has not received any notice and has no knowledge that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured; to the Managing Member’s knowledge, except as set forth in Section 2.3(g) of the Disclosure Schedule, no tenant is in default under any Lease except to the extent such default would not have a Material Adverse Effect with respect to the Property; rent is being billed to the tenants in accordance with the Leases; no tenant is entitled to “free” rent, rent concessions, rebates, rent abatements, set-offs, or offsets against rent and no tenant under any such Lease claims a right to any of the foregoing, except as set forth in Section 2.3(g) of the Disclosure Schedule; the Managing Member has received no written notice and has no knowledge that any tenant under any such Lease contests any rent or other charges billed to it, except as set forth in Section 2.3(g) of the Disclosure Schedule; no assignment of the LLC’s rights under any Lease is in effect on the date hereof other than collateral assignments to secure mortgage indebtedness; and, except as set forth in Section 2.3(g) of the Disclosure Schedule with respect to any Leases entered into by LLC, no brokerage commissions will be due upon the failure of any tenant under any such Lease to exercise any cancellation right granted in its Lease or upon any extension or renewal of such Leases. To the Managing Member’s knowledge, all material obligations of the lessors under the Leases that have accrued to the date hereof have been performed or satisfied.
          (h) Contracts. True and correct copies of all service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to the Property (the “Service Contracts”) have been made available to the Acquirer and the same are in full force and effect and have not been modified or amended except in the ordinary course of the business. To the Managing Member’s knowledge, no event of default exists (which remains uncured) under any of the Service Contracts which would have a Material Adverse Effect with respect to the Property or the operation of the Property.
          (i) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with, any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the LLC has been obtained or will be obtained on or before the Closing Date.
          (j) Bankruptcy. No Act of Bankruptcy has occurred with respect to the LLC.
          (k) Loans. To the Managing Member’s knowledge, the mortgage loan held by UBS Real Estate Investments Inc. relating to the Property (the “Mortgage Loan”) and all documents entered into in connection therewith (collectively, the “Loan Documents”) are in full force and effect as of the date hereof. To the Managing Member’s knowledge, no event of default, or event that with the passage of time or giving of notice or both would constitute an event of default, has occurred as of the date hereof under any of the Loan Documents which would have a Material Adverse Effect on the LLC or the Property. True and correct copies of the existing Loan Documents have been furnished to the Acquirer. The principal balance outstanding with respect to the Mortgage Loan stated in Section 2.3(k) of the Disclosure Schedule is accurate as of the date hereof. Section 2.3(k) of the Disclosure Schedule accurately sets forth each reserve, escrow or similar fund established in connection with the Mortgage Loan, and accurately identifies each of the Loan Documents.
          (l) Property and Other Taxes. No tax lien or other charge exists, or will exist upon consummation of the transactions contemplated hereby, with respect to the Property, except such tax liens for which the tax is not due. The copies of the real property tax bills for the Property for the current tax year which have been furnished or made available to the Acquirer are true and correct copies of all of the tax bills for such tax year actually received by the LLC or the LLC’s agents for the Property. No federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against the Property. There are no assessments for public improvements or repairs made or pending against the Property (or any component thereof) which remain unpaid, including, without limitation, those for construction of sewer, water, gas and electric lines and mains, streets, roads, sidewalks and curbs and, to LLC’s knowledge, none has been proposed.
          (m) Property Management Agreements. All of the property management agreements for the Property are listed in Section 2.3(m) of the Disclosure Schedule and are as of the date hereof, and will be on the Closing Date, in full force and effect and to the knowledge of the Managing Member, no party to such management agreements is in default thereunder.
          (n) No Agreements. Except as set forth in Section 2.3(n) of the Disclosure Schedule, no oral agreements or written agreement not otherwise recorded in the land records of the jurisdictions in which the Property is located, except for the Leases, Service Contracts and other agreements identified herein, that have not otherwise been disclosed to Acquirer have been entered into with any person or entity relating to or connected with the ownership, construction, use, operation, maintenance or condition of the Property which would be binding upon Acquirer at or subsequent to the Closing.
          (o) Personal Property. LLC owns all of the tangible personal property constituting “Fixtures and Personal Property” (as defined below) which is used in and, individually or in the aggregate with other such property, is material to the operation of the Property. “Fixtures and Personal Property” shall mean all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property located on the Property and used in connection with the operation or maintenance of the Property; excluding, however, all furniture, furnishings, and other items of personal property owned by tenants. To the Managing Member’s knowledge, except for the Loan Documents or as set forth in Section 2.3(o) of the Disclosure Schedule, such Fixtures and Personal Property are free and clear of all liens of any kind. All equipment, fixtures and personal property located at or on the Property shall remain and not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be replaced in the ordinary course of business.
          (p) Zoning. The Property is in compliance with all zoning, land use and similar rules and ordinances, except where the failure to be in such compliance would reasonably be expected to not have a Material Adverse Effect on the Property. Neither the Managing Member nor the LLC have received any written notice (which remains uncured) from any governmental authority stating, and have no knowledge, that the Property is currently in violation of any zoning, land use or other similar rules or ordinances in any material respect that would reasonably be expected to have a Material Adverse Effect with respect to the Property.
          (q) Environmental Conditions. Neither the Managing Member nor the LLC have received any written notice and have no knowledge of the presence or release of any substance that is regulated under any Environmental Laws as a pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or by-products and other hydrocarbons (collectively and individually, “Hazardous Substances”) that would cause the Property to be in violation of any applicable Environmental Laws or that would give rise to a requirement to notify governmental authorities, investigate or remediate under any Environmental Law and that remains uncured, nor has the Managing Member or the LLC received written notice that the Property or any property previously owned or operated by the LLC is not in compliance with applicable Environmental Laws or that there is a requirement with respect to the Property or any such property to notify governmental authorities, investigate or remediate under any Environmental Law. There are no Hazardous Substances located at, on or under the Property and no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released from the Property onto any adjoining properties. For the purposes of this Section, “Environmental Laws” means any and all federal, state and local statutes, laws, regulations and rules in effect on the date hereof relating to the protection of the environment, the exposure of persons to Hazardous Substances, or to the generation, use, transportation and disposal of Hazardous Substances.
          (r) Compliance With Laws. Neither the Managing Member nor the LLC have received any written or other notice and has no knowledge of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, governmental rule or regulation, including without limitation the Americans with Disabilities Act, or any restrictive covenants or other easements, encumbrances or agreements, relating to the Property, which remains uncured and would have a Material Adverse Effect with respect to the Property and has failed to obtain or to adhere to the requirements of any material license, permit or authorization necessary to the ownership of its assets and properties or to the conduct of its business. Neither the Managing Member nor the LLC have received any written or other notice to the effect that, or otherwise have been advised that, it is not in compliance with any law.
          (s) Condemnation and Moratoria. There are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect the Property; (ii) no pending or threatened moratoria on utility or public water or sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements which affect or would affect any portion of the Property; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Property. No portion of the Property is a designated historic property or located within a designated historic area or district, and there are no graveyards or burial grounds located within the Property. The Managing Member has no actual knowledge of any change or proposed change in the route, grade or width of or otherwise affecting, any street or road adjacent to or serving the Property which could reasonably be expected to have a Material Adverse Effect with respect to the Property or the operation of the Property.
          (t) Condition of Improvements. There is no material defect in the condition of the Property, including the improvements thereon, the roof, foundation, load-bearing walls or other structural elements thereof, and the mechanical, electrical, plumbing and safety systems therein. No material damage to the Property has occurred from casualty or other cause, nor is there any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. All utilities necessary for the current operation of the Property are available to the Property.
          (u) Encroachments. To Managing Member’s knowledge, no part of the Improvements encroaches on any other property, and no Improvements violate any setback requirements. To Managing Member’s knowledge, no structures of any kind encroach on the Property.
          (v) USTs. Except as set forth in Section 2.3(v) of the Disclosure Schedule, the Managing Member has no knowledge of any underground storage tanks that are located on or under the Property (or any component thereof).
          (w) No Termination of Utilities. Managing Member has not received any written notice of the termination or impairment of the furnishing of services to the Property or any component thereof of water, sewer, gas (if any), electric, telephone, drainage and other such utility services. All such utility services are available to and are currently serving the property.

          (x) Certificate of Occupancy and Use. To Managing Member’s knowledge, all required certificates of occupancy for the Property or any portion thereof have been issued and are in full force and effect. To Managing Member’s knowledge, the use being made of the Property complies with all such certificates of occupancy.
          (y) Liens. No labor has been performed or materials furnished at the request or direction of Managing Member or the LLC that could result in a materialman’s or mechanic’s lien filed against the Property except as shall be fully paid or released prior to Closing.
          (z) LLC Taxes. The LLC has filed all material Tax Returns that it was required to file prior to the date hereof. All such Tax Returns are correct and complete in all material respects. All Taxes owed by the LLC (whether or not shown on any Tax Return) have been paid. The LLC has always been treated as a partnership or as an entity that is disregarded for federal income tax purposes and has not been treated as a publicly traded partnership taxable as a corporation under the rules of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”). The LLC is not the beneficiary of any extension of time within which to file a Tax Return. No audit or other examination of any Tax Return of, or any administrative or judicial proceeding relating to the Taxes of, the LLC is in progress, nor has the LLC been notified of any request for such audit or other examination. The LLC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There is no material dispute or claim concerning any Tax liability of the LLC either (A) claimed or raised in writing or (B) as to which the LLC has knowledge. The LLC is not liable for any Taxes (other than withholding Taxes) of another Person. Section 2.3(z) of the Disclosure Schedule lists all material types of Taxes paid and Tax Returns filed by or on behalf of the LLC. As used herein, “Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, and “Tax” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
     2.4 Covenants of Acquirer. Acquirer agrees as follows:
          (a) Tax Treatment. If a Contributor receives Shares, in whole or in part, as Consideration, Acquirer shall (i) report the transfer of the Membership Interest by such Contributor on all relevant Tax Returns of Acquirer as a transfer to Acquirer pursuant to Section 351(a) or, if such Contributor receives a combination of Shares and cash, Section 351(b) of the Code (including compliance with the reporting and record-keeping requirements in Treasury Regulations section 1.351-3), (ii) not take any position or action that is inconsistent with that characterization in any audit, administrative proceeding, litigation or otherwise and (iii) not take any action that reasonably could be expected to cause Section 351 of the Code not to apply.
          (b) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer, the Contributors and the Managing Member, Acquirer shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Contributor may reasonably require to consummate the transactions contemplated hereunder.
     2.5 Covenants of Managing Member. The Managing Member agrees as follows:
          (a) Insurance. Managing Member hereby agrees that from the date hereof until Closing it will maintain in full force and effect fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on the Property in such amounts as is maintained by the LLC on the date of this Agreement.
          (b) Conduct of Business. During the period from the date of this Agreement to the Closing Date, the Managing Member shall cause the LLC to operate its business only in the usual, regular and ordinary course of business consistent with past practices, and use its reasonable efforts to preserve intact the LLC’s business organization and assets.
          (c) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer, the Contributors and the Managing Member, the Managing Member shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Acquirer may reasonably require to consummate the transactions contemplated hereunder.
     2.6 Covenants of Contributors. Each Contributor agrees as follows:
          (a) Actions Regarding Membership Interests. Except as otherwise permitted hereby, from the date hereof until the Closing Date, each Contributor shall use reasonable commercial efforts not to take any action or fail to take any action within Contributor’s control the result of which would (i) have a Material Adverse Effect on the Membership Interests, the Property, such Contributor’s ability to contribute, transfer, assign and convey the Membership Interests to Acquirer or Acquirer’s ability to continue the ownership and operation thereof after the Closing Date in substantially the same manner as presently conducted or (ii) cause any of the representations and warranties contained in Section 2.2 or, if applicable, 2.3 to be untrue as of the Closing Date.
          (b) Confidentiality. Each Contributor acknowledges that the matters relating to the Acquirer, the Securities Offering, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the “Information”) are confidential in nature. Therefore, each Contributor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 2.5) prior to the Securities Offering, without Acquirer’s prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to such Contributor’s employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information. In the event that a Contributor or its key employees, legal counsel or financial advisors (collectively, the “Information Group”) are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 2.5. Each Contributor acknowledges that remedies at law may be inadequate to protect Acquirer against any actual or threatened breach of this Section 2.5, and, without prejudice to any other rights and remedies otherwise available, each Contributor agrees to the granting of injunctive relief in favor of the Acquirer without proof of actual damages.
          (c) Tax Treatment. If a Contributor receives Shares, in whole or in part, as Consideration, such Contributor shall (i) report the transfer of the Membership Interest to the Acquirer by such Contributor on all relevant Tax Returns of such Contributor as a transfer to Acquirer pursuant to Section 351(a) or, if such Contributor receives a combination of Shares and cash, Section 351(b) of the Code (including compliance with the reporting and record-keeping requirements in Treasury Regulations section 1.351-3), (ii) not take any position or action that is inconsistent with that characterization in any audit, administrative proceeding, litigation or otherwise and (iii) not take any action that reasonably could be expected to cause Section 351 of the Code not to apply.
          (d) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer, the Contributors and the Managing Member, each Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Acquirer may reasonably require to consummate the transactions contemplated hereunder.
     2.7 Covenants Regarding Certain Tax Returns and Tax Information. The parties acknowledge that, for federal income tax purposes, the transfer of the Membership Interests pursuant to this Agreement will result in a termination of the LLC’s federal income tax year as of the Closing Date and that the LLC’s final federal income tax year will end on the Closing Date. The Managing Member, at the expense of the LLC, shall be responsible for preparing and filing the income Tax Returns of the LLC for the tax year ending on the Closing Date and, if not filed before Closing, any prior tax year. The Acquirer shall cooperate, and shall cause the LLC to cooperate, with the Managing Member in the preparation of such Tax Returns to the extent reasonably requested. Each such Tax Return shall be based on the LLC’s existing Tax elections and Tax accounting methods, except to the extent otherwise required by applicable law or agreed by the Managing Member and the Acquirer; provided, however, that the Managing Member shall cooperate, as and to the extent requested by the Acquirer, to cause elections to be made under Section 754 of the Code with respect to the transfers of Membership Interests in exchange (in whole or in part) for cash hereunder. The Managing Member shall use its commercially reasonable best efforts to cause each such Tax Return to be filed no later than March 15, 2006, and, at least 20 days prior to such date, the Managing Member shall provide a copy of each such Tax Return to the Acquirer and to The Zitelman Group, Inc. (on behalf of the Contributors) for their respective review, comment and approval. Promptly after filing each such Tax Return, the Managing Member shall provide a copy thereof to the Acquirer and The Zitelman Group, Inc. With respect to income Tax Returns of the Acquirer or of the LLC for any period after the

Closing Date (the “Post-Closing Tax Returns”), the Managing Member shall provide to the Acquirer such information regarding the LLC as reasonably requested by the Acquirer. Any such Post-Closing Tax Returns shall be subject to review, comment and approval of the Acquirer and The Zitelman Group, Inc. (on behalf of the Contributors). In addition, each Contributor who receives Shares, in whole or in part, as Consideration shall provide to the Acquirer as promptly as feasible after the Closing Date (and in any event within 60 days after receiving from the LLC the Contributor’s Schedule K-1 for the LLC’s tax year ending on the Closing Date) a statement setting forth (i) the Contributor’s final, adjusted federal income tax basis in the Contributor’s Membership Interest and (ii) if such Contributor received cash as part of the Consideration, the amount of gain (if any) recognized by the Contributor for federal income tax purposes on the exchange of such Membership Interest for Shares and cash.
ARTICLE III
CONDITIONS PRECEDENT TO THE CLOSING
     3.1 Conditions to Acquirer’s Obligations. In addition to any other conditions set forth in this Agreement, Acquirer’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to Acquirer’s obligations under this Agreement.
          (a) Contributors’ Obligations. Each Contributor shall have performed all of its obligations hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Acquirer, all of the documents and other information required of such Contributor pursuant to Section 4.2.
          (b) Contributors’ Representations and Warranties. Each Contributor’s representations and warranties set forth in Section 2.2 or, if applicable, 2.3 shall be true and correct as if made again on the Closing Date, and Contributor shall have executed and delivered to Acquirer at Closing a certificate to the foregoing effect.
          (c) Managing Member’s Representations and Warranties. The Managing Member’s representations and warranties set forth in Section 2.3 shall be true and correct as if made again on the Closing Date, and the Managing Member shall have executed and delivered to Acquirer at Closing a certificate to the foregoing effect.
          (d) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.
          (e) Completion of Securities Offering. The closing of the first sale of shares of Common Stock pursuant to the Securities Offering shall have been completed.
          (f) Mortgage Loan. The Mortgage Loan shall be assumed by the Acquirer on the Closing Date, all fees and costs in connection with such assumption shall be borne by the Acquirer, and all required consents and approvals in connection with the Mortgage Loan shall have been obtained prior to the Closing Date.

          (g) Consents. All necessary third party consents shall have been obtained.
     3.2 Conditions to Contributors’ Obligations. In addition to any other conditions set forth in this Agreement, each Contributor’s obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to each Contributor’s obligations under this Agreement.
          (a) Acquirer’s Obligations. Acquirer shall have performed all obligations of Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Contributor, all of the documents and other information required of Acquirer pursuant to Section 4.3.
          (b) Acquirer’s Representations and Warranties. Acquirer’s representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date, and Acquirer shall have executed and delivered to Contributor at Closing a certificate to the foregoing effect.
          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.
          (d) Completion of Securities Offering. The closing of the first sale of shares of Common Stock pursuant to the Securities Offering shall have been completed.
          (e) Mortgage Loan. The Mortgage Loan shall be assumed by the Acquirer on the Closing Date, all fees and costs in connection with such assumption shall be borne by the Acquirer, and all required consents and approvals in connection with the Mortgage Loan shall have been obtained prior to the Closing Date.
ARTICLE IV
CLOSING AND CLOSING DOCUMENTS
     4.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, Washington, D.C., or such other place as is mutually agreeable to the parties as soon as reasonably practicable following the satisfaction of the conditions set forth in Article III of this Agreement (the “Closing Date”), or as otherwise set by agreement of the parties.
     4.2 Contributors’ Deliveries. At the Closing, each Contributor shall deliver the following to Acquirer in addition to all other items required to be delivered to Acquirer by each Contributor:
          (a) Authority Documents. Evidence reasonably satisfactory to Acquirer that the person or persons executing the documents required pursuant to this Agreement on behalf of each Contributor has full right, power, and authority to do so.

          (b) Assignment of Membership Interests. Each Contributor shall have executed and delivered to Acquirer an Assignment and Assumption Agreement, in substantially the form of Exhibit A attached hereto (the “Assignment and Assumption Agreement”).
          (c) Subscription Agreement. If a Contributor receives Shares, in whole or in part, as Consideration, such Contributor shall have executed and delivered to Acquirer a subscription agreement, in substantially the form of Exhibit B attached hereto (the “Subscription Agreement”).
          (d) FIRPTA Certificate and Form W-9. An affidavit from each Contributor, in substantially the form of Exhibit D or Exhibit E, as applicable, attached hereto, certifying pursuant to Section 1445 of the Code that such Contributor is not a foreign person (as defined in the Code and the Income Tax Regulations promulgated thereunder), in form and substance satisfactory to Acquirer, and if the Contributor is to receive Shares, properly completed IRS Form W-9.
          (e) Certificate of Representations and Warranties. The certificate required by Section 3.1(b).
          (f) Other Documents. All title affidavits, gap and non-imputation affidavits and indemnities, and any other document or instrument reasonably requested by Acquirer or required hereby.
     4.3 Acquirer’s Deliveries. At the Closing, Acquirer shall deliver the following to the Contributors:
          (a) Certificates for Shares. If certificates are issued, certificates duly issued by Acquirer in the name of the Contributors who will receive Shares, in whole or in part, as Consideration as of the Closing Date representing Shares to which Contributor is entitled pursuant to Section 1.2 of this Agreement.
          (b) Assumption of Membership Interest. Acquirer shall have executed and delivered to Contributor an Assignment and Assumption Agreement.
          (c) Subscription Agreement. Acquirer shall have executed and delivered to the Contributors who will receive Shares, in whole or in part, as Consideration a Subscription Agreement, in substantially the form of Exhibit B attached hereto.
          (d) Authority Documents. Evidence reasonably satisfactory to Contributor that the person or persons executing the documents required pursuant to this Agreement on behalf of Acquirer have full right, power, and authority to do so.
          (e) Certificate of Representations and Warranties. The certificate required by Section 3.2(b).
          (f) Other Documents. Any other document or instrument reasonably requested by the Contributors or required hereby.

     4.4 Managing Member’s Deliveries. At the Closing, the Managing Member shall deliver the following to Acquirer in addition to all other items required to be delivered to Acquirer by the Managing Member.
          (a) Authority Documents. Evidence reasonably satisfactory to Acquirer that the person or persons executing the documents required pursuant to this Agreement on behalf of the Managing Member has full right power, and authority to do so.
          (b) Certificate of Representations and Warranties. The certificate required by Section 3.1(c).
     4.5 Fees and Expenses; Closing Costs. Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that each Contributor shall pay its own attorneys’ and consultants’ fees and expenses. The Acquirer shall be entitled to deduct and withhold from the Consideration otherwise payable to any Contributor pursuant to this Agreement such amounts as the Acquirer is required to deduct and withhold with respect to the making of such payment under the Code, the regulations thereunder, or other applicable law. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Contributor in respect of which such withholding was made.
     4.6 Adjustments.
          (a) At Closing, each Contributor shall be credited with such Contributor’s share of any cash held by the LLC or by the property manager for the benefit of the LLC as of the date of Closing.
          (b) All income and expenses with respect to the Membership Interests, and applicable to the period of time before and after Closing, determined in accordance with generally accepted accounting principles consistently applied, shall be allocated between the Contributors and Acquirer. Each Contributor shall be entitled to its share of all income and responsible for its share of all expenses of the LLC and the Property for the period of time up to but not including the date of Closing, and Acquirer shall be entitled to all such income and responsible for all such expenses for the period of time after and including the date of Closing. Without limiting the generality of the foregoing, the following items of income and expense shall be prorated at Closing:
(i) Rents (including additional rent, pass throughs, etc.). (Rent collections during month of Closing shall be applied first to the current month’s rent, then to any past due rents in the inverse order of their due dates, and then to future (prepaid) rents. At Closing, a reconciliation of pass throughs shall be made based on the property manager’s most recent reforecast of operating results for the calendar year. Rent collections following the month of Closing shall be applied first to the current month’s rent, then to any past due rents accruing on or after Closing in the inverse order of their due dates, then to any past due rents accruing before Closing and then to future (prepaid) rents. Acquirer agrees to use reasonable commercial efforts (but shall not be required to commence litigation or eviction proceedings) to collect any past due rents accruing before Closing and to promptly remit to the Contributors their respective portion of any such rent collected.)
(ii) Real estate and personal property taxes. (If the LLC is in process of prosecuting a property tax appeal when Closing occurs, Acquirer agrees to cause the Acquirer to continue to use the Acquirer’s existing attorney or tax appeal consultant until such appeal is completed. Any savings in taxes realized and attorney or consultant fees incurred shall be prorated between the Contributors and Acquirer based on the relevant tax year(s).)
(iii) Utility charges (including but not limited to charges for water, sewer and electricity).
(iv) Other Operating Expenses (including, but not limited to, expenses for insurance).
          (c) Prior to the Closing Date, the LLC shall be responsible for all one time tenant improvement costs, tenant allowances, broker’s fees and commissions and all other costs and expenses associated with existing leases of the Property; provided, however, that Acquirer shall be responsible for all tenant improvement costs, tenant allowances, broker’s fees and commissions and other one time costs and expenses associated with new leases and new capital improvement projects of the Property entered into after the date of this Agreement with the consent of Acquirer.
          (d) Acquirer shall assume the Mortgage Loan on the Closing Date. However, Acquirer shall be solely responsible (and shall not receive any credit against the Purchase Price) for any lender fees, and other fees, costs and expenses, paid in connection with the assumption of the Mortgage Loan.
ARTICLE V
MISCELLANEOUS
     5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section. All notices to Acquirer shall be addressed as follows:

     Acquirer:
Asset Capital Corporation, Inc.
7315 Wisconsin Avenue, Suite 205 East
Bethesda, MD 20814
Telephone:     (301) 656-2333
Facsimile:        (301) 656-1960
Attn:   Barry E. Johnson
Contributor’s address for all purposes under this Agreement shall be that listed on such Contributor’s signature page.
     Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.
     5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributors or Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributors or Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to the Contributors or Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.
     5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.
     5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by Acquirer or the Contributors without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Contributors, Acquirer, and their respective legal representatives, successors, and permitted assigns.
     5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.
     5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the state of Maryland, without regard to conflicts of laws or choice of law principles.
     5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.
     5.8 Failure to Close. If the conditions specified in Section 3.1 hereof have been satisfied, but the Closing Date does not occur on or before June 30, 2006, the Acquirer shall pay to the LLC an amount equal to $250,000.
     5.9 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive for a period of one (1) year from and after the Closing.
     5.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
     5.11 Attorneys’ Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
[SIGNATURES APPEAR ON FOLLOWING PAGES.]

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $7 and Shares with an estimated value of $50,840.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Blair Fernau
Name:	Blair Fernau

/s/ Anna Fernau
Name:	Anna Fernau

ADDRESS: 1451 Highwood Drive McLean, VA 22101

Contributor’s share is 0.87% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $30,508 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $8 and Shares with an estimated value of $30,500.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ William LeBlanc
Name:	William B. LeBlanc III

ADDRESS: 6362 Ridge Drive Bethesda, MD 20816

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $7 and Shares with an estimated value of $50,840.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Peter C. Minshall
Name:	Peter C. Minshall

ADDRESS: 7 Appian Wellesley, MA 02481

Contributor’s share is 2.90% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $101,694 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $4 and Shares with an estimated value of $101,690.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ James B. Ford
Name:	James B. Ford

ADDRESS: 4623 Saul Rd. Kensington, MD 20895

Contributor’s share is 2.17% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $76,271 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $1 and Shares with an estimated value of $76,270.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Scott A. Kelso MD
Name:	Scott Kelso

/s/ Ardis D. Danon
Name:	Ardis D. Danon

ADDRESS: 6314 32nd St NW Washington, DC 20015

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Todd Sommer
Name:	Todd Sommer

ADDRESS: 5443 Park Drive Vermilion, OH 44089

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $7 and Shares with an estimated value of $50,840.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR: Irene M. Spence, Trustee of the Irene M. Spence Revocable Trust
By:	/s/ Irene M. Spence
	Name:	Irene M. Spence
	Title:	Trustee

ADDRESS: 3900 N. Ocean Drive, #4D Lauderdale-by-the-Sea, FL 33308

Contributor’s share is 0.58% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $20,339 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $9 and Shares with an estimated value of $20,330.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Stuart Saiki
Name:	Stuart Saiki

/s/ Denise Saiki
Name:	Denise Saiki
ADDRESS: ___________________________________ ____________________________________ ____________________________________

Contributor’s share is 0.29% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $10,169 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Christina Briggs
Name:	Christina Briggs

ADDRESS: 12 Farmhouse Lane Selinsgrove, PA 17870

Contributor’s share is 0.29% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $10,169 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Piervina Crevadi
Name:	Piervina Crevadi

ADDRESS: 6425 Fox Grape Land Bradenton, FL 34202

Contributor’s share is 11.59% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $406,776 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR: Hillson Partners LP, a Maryland limited partnership
By:	/s/ Daniel Abramowitz
	Name:	Daniel Abramowitz
	Title:	President and General Partner

ADDRESS: 6900 Wisconsin Avenue, Suite 501 Bethesda, MD 20815

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Judith Elson
Name:	Judith Elson

ADDRESS: 1012 W. Upsal St. Philadelphia, PA 19119

Contributor’s share is 2.90% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $101,694 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Richard Mandell
Name:	Richard Mandell

/s/ Audrey Mandell
Name:	Audrey Mandell

ADDRESS: 11801 Danville Place Rockville, MD 20852

Contributor’s share is 2.90% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $101,694 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR: Mandell Investments LP, a Maryland limited partnership

/s/ Richard M. Mandell
Name:	Richard M. Mandell
Title:	General Partner

ADDRESS: 1801 Rockville Pike, Suite 340 Rockville, MD 20852

Contributor’s share is 0.58% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $20,339 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Jeffrey Bae
Name:	Jeffrey Bae

/s/ Kristen Bae
Name:	Kristen Bae

ADDRESS: 2945 Oakton Knoll Ct. Oakton, VA 22124

Contributor’s share is 2.90% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $101,694 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Eric Bernthal
Name:	Eric Bernthal

ADDRESS: 8901 Persimmon Tree Road Potomac, MD 20854

Contributor’s share is 0.29% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $10,169 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Lawrence Bassin
Name:	Lawrence A. Bassin

ADDRESS: 11310 Cushman Road Rockville, MD 20852

Contributor’s share is 0.43% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $15,254 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Russell Bregman
Name:	Russell Bregman

/s/ Cheryl Bregman
Name:	Cheryl Bregman

ADDRESS: 12220 Tildenwood Drive Rockville, MD 20852

Contributor’s share is 1.01% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $35,593 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR: KFI Associates, LP, a Delaware limited partnership
By:	/s/ Joseph Korn
	Name:	Joseph Korn
	Title:	General Partner

ADDRESS: 155 Linden Drive Basking Ridge, NJ 07920

Contributor’s share is 2.90% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $101,694 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR: TZG Investment L.P., a Maryland limited partnership
By:	/s/ P. Richard Zitelman
	Name:	P. Richard Zitelman
	Title:	General Partner

ADDRESS: 12250 Rockville Pike #200 Rockville, MD 20852

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR: Tres Girls LP, a Maryland limited partnership
By:	/s/ P. Richard Zitelman
	Name:	P. Richard Zitelman
	Title:	General Partner

ADDRESS: 12250 Rockville Pike #200 Rockville, MD 20852

Contributor’s share is 0.72% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $25,424 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
By:	/s/ Paul Mignon
	Name:	Paul Mignon

ADDRESS: 4 Bull Creek Ct. Skillman, NJ 08558

Contributor’s share is 0.72% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $25,424 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
By:	/s/ David S. Bassin
	Name:	David S. Bassin

ADDRESS: 17 Innisbrook Rd. Skillman, NJ 08558

Contributor’s share is 2.90% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $101,694 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
By:	/s/ Gregory M. Berlin
	Name:	Gregory M. Berlin

ADDRESS: 11129 Arroya Drive North Bethesda, MD 20852

Contributor’s share is 0.29% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $10,169 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

By:	/s/ David Pullen

Name:	David Pullen

By:	/s/ Rachel Pullen

Name:	Rachel Pullen

ADDRESS:

5909 Trey Fox Ct.
Manassas, VA 20112

Contributor’s share is 2.17% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $76,271 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Nicholas Borg

Name: Nicholas Borg

/s/ Lise Borg

Name: Lise Borg

ADDRESS:

1220 Garden Street
Hoboken, NJ 07030

Contributor’s share is 2.90% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $101,694 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

TZG II Investment LLC, a Maryland limited partnership

By:	/s/ Stuart Bassin

Name:	Stuart Bassin
Title:	Vice President and Manager

ADDRESS:

12250 Rockville Pike_#200
Rockville, MD 20852

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Robert H. Bassin
Name:	Robert H. Bassin

ADDRESS: 6095 Fairway Ct. Naples, FL 34110

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Harvey Golomb
Name:	Harvey Golomb

ADDRESS: 11105 Tara Road Potomac, MD 20854

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Harvey Golomb

Name: Harvey Golomb

/s/ Arlene G. Gerst

Name: Arlene G. Gerst

/s/ Susan Getsy

Name: Susan Getsy

ADDRESS:

11105 Tara Road
Potomac, MD 20854

Contributor’s share is 7.25% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $254,235 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

By:	/s/ Leo Halpert

Name:	Leo Halpert

ADDRESS:

7104 Nevis
Bethesda, MD 20817

Contributor’s share is 4.35% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $152,541 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Randall Rothstein

Name: Randall Rothstein

/s/ Sheryl Rothstein

Name: Sheryl Rothstein

ADDRESS:

9201 Mistwood Drive
Potomac, MI 20854

Contributor’s share is 4.35% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $152,541 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

Alfred C. Liggins, III Revocable Trust

By:	/s/ Alfred C. Liggins, III

Name:	Alfred C. Liggins, III
Title:	Trustee

ADDRESS:

c/o Larry D. Bailey
LDB Consulting, Inc.
1725 K Street, NW, Suite 412
Washington, DC 20006

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

Jerald B Greenspan Revocable Trust

By:	/s/ Jerald B. Greenspan, Trustee

Name:	Jerald B. Greenspan
Title:	Trustee

ADDRESS:

11508 Cushman Rd.
North Bethesda, MD 20852
1725 K Street, NW, Suite 412
Washington, DC 20006

Contributor’s share is 1.01% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $35,593 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Jeffrey Snyder
Name:	Jeffrey Snyder

/s/ Lynn Shapiro Snyder
Name:	Lynn Shapiro Snyder

ADDRESS: 5813 Mossrock Drive Rockville, MD 20852

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Claire A.G. Akselrad
Name:	Claire A.G. Akselrad

ADDRESS: 29 Hillcrest Road W. Caldwell, New Jersey 07006

Contributor’s share is 0.87% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $30,508 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $8 and Shares with an estimated value of $30,500.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Richard McMichael
Name:	Richard McMichael

ADDRESS: 3915 Wexford Drive Kensington, MD 20895

Contributor’s share is 0.58% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $20,339 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $9 and Shares with an estimated value of $20,330.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Geoffrey Kieffer
Name:	Geoffrey Kieffer

/s/ Jane Kieffer
Name:	Jane Kieffer

ADDRESS: 9411 Mount Vernon Circle Alexandria, VA 22309

Contributor’s share is 1.16% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $42,478 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $8 and Shares with an estimated value of $42,470.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Daniel Waldman
Name:	Daniel Waldman

ADDRESS: 3052 P St. N.W. Washington, D.C. 20007

Contributor’s share is 0.43% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $15,254 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $4 and Shares with an estimated value of $15,250.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Christopher Massey
Name:	Christopher Massey

ADDRESS: 1271 Cobble Pond Way Vienna, VA 22182

Contributor’s share is 0.29% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $10,169 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $9 and Shares with an estimated value of $10,160.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Bharet Malhotra
Name:	Bharet Malhotra

ADDRESS: 8405 Tysons Trace Ct. Vienna, VA 22182

Contributor’s share is 2.90% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $101,694 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Scott R. Royster
Name:	Scott R. Royster

ADDRESS: 1425 Rhode Island Avenue, NW Penthouse One Washington, DC 20005

Contributor’s share is 2.17% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $76,261 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Stephen Goldstein
Name:	Stephen Goldstein

/s/ Antonietta Corvasce
Name:	Antonietta Corvasce

ADDRESS: 2940 Chain Bridge Road NW Washington, DC 20016

Contributor’s share is 0.87% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $31,858 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $8 and Shares with an estimated value of $31,850.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:
/s/ Peter Raczynski
Name:	Peter Raczynski

/s/ Candace L. Raczynski
Name:	Candace L. Raczynski

ADDRESS: 6411 Offutt Road Chevy Chase, MD 20815

Contributor’s share is 0.29% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $10,169 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $9 and Shares with an estimated value of $10,160.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Nicholas Jacobs

Name: Nicholas Jacobs

ADDRESS:

4663 Kirkland Place
Alexandria, VA 22311

Contributor’s share is 1.30% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $45,762 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $2 and Shares with an estimated value of $45,760.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Ronald Deangelis

Name: Ronald Deangelis

ADDRESS:

Contributor’s share is 0.58% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $20,339 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $9 and Shares with an estimated value of $20,330.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Stephen C. Rozga

Name: Stephen C. Rozga

ADDRESS:

1901 Columbia Rd, NW Washington, DC 20009

Contributor’s share is 0.72% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $25,424 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $4 and Shares with an estimated value of $25,420.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Collins Ege

Name: Collins Ege

ADDRESS:

5428 31st Street, NW Washington, DC 20015

Contributor’s share is 1.16% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $42,478 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $8 and Shares with an estimated value of $42,470.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Brian D. Schultz

Name: Brian D. Schultz

ADDRESS:

722 Clayton Street San Francisco, CA 94117

Contributor’s share is 1.45% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $50,847 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Russell A. Rothstein

Name: Russell A . Rothstein

/s/ Susan D. Rothstein

Name: Susan D. Rothstein

ADDRESS:

9908 Woodford Road Potomac, MD 20854

Contributor’s share is 0.72% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $25,424 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Lorne Potash

Name: Lorne Potash

/s/ Sherrie Altaras

Name: Sherrie Altaras

ADDRESS:

150 W. 82nd Street, Apt 1A
New York, NY 10024

Contributor’s share is 8.70% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $305,082 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ John Goldsmith

Name: John Goldsmith

ADDRESS:

154 Center Street Naples, FL 34108

Contributor’s share is 0.58% of the Class A membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $20,339 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash equal to $9 and Shares with an estimated value of $29,330.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

/s/ Randall Miller

Name: Randall Miller

/s/ Celeste Miller

Name: Celeste Miller

ADDRESS:

13315 Scotch Run Court Centreville, VA 20120

Contributor’s share is 75% of the Class B membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $69,791 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in Shares with an estimated value of $69,791.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

Asset Capital Corporation, L.L.C., a Delaware limited liability company

By:	/s/ Blair Fernau

Name: Blair Fernau
Title: Member/Principal

ADDRESS:

7315 Wisconsin Avenue
Suite 205-East
Bethesda, MD 20814

Contributor’s share is 25% of the Class B membership interests in the LLC and the estimated amount of Consideration Contributor is to receive is $23,264 of the Sale Proceeds in accordance with the LLC Operating Agreement. Such Consideration is to be paid in cash.
     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

TZG Investment II LLC, a Maryland limited liability company

By:	/s/ Stuart Bassin

Name: Stuart Bassin
Title: Vice President, TZG, Manager

ADDRESS:

12250 Rockville Pike
#200
Rockville, MD 20852

ACQUIRER:

Asset Capital Corporation, Inc., a Maryland corporation

By:	/s/ Peter C. Minshall

Name: Peter C. Minshall
Title: Chairman

MANAGING MEMBER:

Asset Capital Corporation, L.L.C., a Delaware limited liability company

By:	/s/ Peter C. Minshall

Name: Peter C. Minshall
Title: Principal